Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215678) and Form S-8 (Nos. 333-166434, 333-126016, 333-152705 and 333-195410) of Patterson-UTI Energy, Inc. of our report dated February 13, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 21, 2017